UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2020

Millendo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Miller Avenue, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MLND	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Equity Distribution Agreement

On March 4, 2020, Millendo Therapeutics, Inc. (the “Company”) amended and restated the Equity Distribution Agreement dated April 5, 2019 between the Company and Citigroup Global Markets Inc. to include SVB Leerink LLC as an additional sales agent for the Company’s “at the market offering” program (the “A&R Equity Distribution Agreement”).

The A&R Equity Distribution Agreement is filed as Exhibit 1.1 to this report and the foregoing description of the A&R Equity Distribution Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

The Company preliminarily estimates that its cash, cash equivalents and restricted cash balance was $63.5 million as of December 31, 2019. This amount is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2019. The review of the Company’s financial statements for the year ended December 31, 2019 is ongoing and could result in changes to this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

The Company also hereby amends its disclosure of the background of Prader-Willi syndrome (PWS) as follows:

PWS is a rare endocrine disease caused by a spontaneous genetic error that results in lack of expression of several genes on chromosome 15 and is usually characterized by hyperphagia, intellectual disability, short stature and incomplete sexual development. Recognized as the most common genetic cause of life-threatening childhood obesity, PWS occurs in approximately one in 15,000 births, with an estimated prevalence of 8,000 to 11,000 patients in the United States and 13,000 to 18,000 patients in Europe. Hyperphagia is one of the most serious symptoms of the disease and where we believe there is a significant unmet medical need. Hyperphagia begins at an average of eight years old and continues through adulthood. There are approximately 7,000 diagnosed PWS patients with hyperphagia in the United States.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Amended and Restated Equity Distribution Agreement, dated March 4, 2020, by and among the Company, Citigroup Global Markets Inc. and SVB Leerink LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: March 4, 2020	By:	/s/ Julia C. Owens, Ph.D.
Julia C. Owens, Ph.D.
President and Chief Executive Officer